CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated April 30, 2013, relating to the financial statement of Vanguard Total International Bond Index Fund (a series of Vanguard Charlotte Funds), which appears in such Registration Statement. We also consent to the reference to us under the heading "Service Providers -Independent Registered Public Accounting Firm” in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Philadelphia, PA
April 30, 2013